SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                October 11, 2002
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                       Avalon Correctional Services, Inc.
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             (Exact name of Registrant as specified in its Charter)


  Nevada                               0-20307                   13-3592263
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(State or other jurisdiction      (Commission File No.)          (IRS Employer
of incorporation)                                           Identification No.)


                               13401 Railway Drive
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               (Address of principal executive offices) (Zip Code)

                                  405-752-8802
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              (Registrant's telephone number, including area code)









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INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS

     Avalon Correctional Services, Inc., (the "Company") through its subsidiary Southern Corrections Systems, Inc., is the operator of a medium security residential treatment center in Union City, Oklahoma. The Company contracts to provide services for 80 juvenile offenders at the facility pursuant to a contract with the Department of Central Services, an agency of the State of Oklahoma. The contract was originally executed in 1998, with four optional one year renewal periods. The fourth year renewal of the Union City Juvenile Center contract was due to occur on December 3, 2002, for the renewal period of December 3, 2002, through December 2, 2003. The contract renewal price is $3,871,554.36.

     On October 11, 2002, the Board of Juvenile Affairs, the supervising authority of the Office of Juvenile Affairs, adopted a resolution electing to not renew the Union City contract beyond January 1, 2003. The Board of Juvenile Affairs has stated that the Office of Juvenile Affairs must make reductions in its budget, and the Board has elected to not renew the Union City contract in order to reduce its budget.

     The Company vigorously opposed this proposal. Information prepared by the Oklahoma Department of Juvenile Affairs reflects the Union City Juvenile Center, a facility accredited by the American Correctional Association, is the most cost effective secure facility in the state and has the highest success rate measured in terms of program completion and recidivism rates within the Juvenile Affairs system.

     The Company continues to protest this decision. The Company is also exploring alternative populations for the facility.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


AVALON CORRECTIONAL SERVICES, INC.

s// Donald E.  Smith
DONALD E. SMITH
Chairman of the Board and Chief Executive Officer

Dated:   October 11, 2002


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